Exhibit 21.1

POLYONE CORPORATION

SUBSIDIARIES

NAME	FORMATION JURISDICTION
1997 Chloralkali Venture, Inc.	Alabama
1999 General Compounding Partnership, Inc.	Delaware
1999 Limited Compounding Partnership, Inc.	Delaware
1999 PVC Partner, Inc.	Delaware
Acrol Holdings Limited	England
Altona Properties Pty Ltd. (37.4% owned)	Australia
Auseon Limited	Australia
BayOne Urethane Systems, LLC (50% owned)	Delaware
Burton Rubber Company	Ohio
Compounding Technology, Euro S.A.	France
Conexus, Inc.	Nevada
DH Compounding Company (50% owned)	Delaware
Geon Development, Inc.	Ohio
Geon Polimeros Andios S.A. (50% owned)	Colombia
Hanna France SARL	France
Hanna PAR Corporation	Delaware
Hanna Deutschland, GmbH	Germany
Hollinger Development Company	Nevada
L. E. Carpenter & Company	Delaware
Lincoln & Southern Railroad Company	Delaware
LP Holdings	Canada
M.A. Hanna Asia Holding Company	Delaware
M.A. Hanna Export Services Company	Barbados
M.A. Hanna Plastic Group, Inc.	Michigan
M.A. Hanna de Mexico, S.A. de C.V.	Mexico
M.A. Hanna U.K. Ltd	England
MAH Plastics Company	Delaware
MAHRC Servicios S.A. de C.V.	Mexico
O’Sullivan Plastics Corporation	Nevada
Oxy Vinyls, LP (24% owned)	Delaware
P.I. Europe CV	Netherlands
Polymer Diagnostics, Inc.	Ohio
PolyOne, LLC	Delaware
PolyOne Belgium SA	Belgium
PolyOne Canada, Inc.	Canada
PolyOne Color and Additives Germany, GmbH	Germany
PolyOne Compuestos, S.A. de C.V.	Mexico
PolyOne Corporation UK Limited	England

PolyOne de Mexico S.A. de C.V.	Mexico
PolyOne Distribution Canada, Inc.	Canada
PolyOne EC de Mexico, S.A. de C.V.	Mexico
PolyOne Elastomers Canada, Inc.	Ontario
PolyOne Engineered Films, Inc.	Virginia
PolyOne Engineering Vinyls UK, Ltd.	England
PolyOne Funding Corporation	Delaware
PolyOne International Financial Services Company	Ireland
PolyOne International Finance Company	Ireland
PolyOne Management International Holdings, S.L.	Spain
PolyOne Spain, S.A.	Spain
PolyOne France S.A.S.	France
PolyOne Hungary, Ltd.	Hungary
PolyOne Norway, A.S.	Norway
PolyOne Shanghai, China	China
PolyOne Singapore, Ltd.	Singapore
PolyOne-Suzhou, China	China
PolyOne Sweden, AB	Sweden
PolyOne Th. Bergmann, GmbH	Germany
PolyOne Werk Krause, GmbH	Germany
PolyOne Werk Melos, GmbH	Germany
PolyOne Wilflex Europe, Ltd.	England
PVC Powder Blends LP (90% owned)	Delaware
Regalite Plastics Corporation	Massachusetts
Shawnee Holdings, Inc.	Virginia
Star Color Co. Ltd. (84% owned)	Thailand
Sunbelt Chlor-Alkali Partnership (50% owned)	Delaware
Tekno Polimer Group	Turkey
TRANSCOLOR, S.A.	Spain
UBE-Hanna Compounding GmbH	Germany
PolyOne Wilflex Australasia Pty. Ltd.	Australia

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